Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March 7, 2002 accompanying the financial statements of Earth Sciences, Inc. which are also incorporated by reference in the Form S-8 Registration Statement of Earth Sciences, Inc.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
November 11, 2002